Exhibit 10.1

                  EMPLOYMENT AGREEMENT dated as of July 14, 2004 (the "Employment Agreement"), between MILLENNIUM CELL INC., a Delaware corporation ("Millennium Cell"), and H. DAVID RAMM, an individual residing at 35 West Terrace Drive, Houston, Texas 77007-7040 ("Executive").

                  In consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. Term. Millennium Cell hereby employs Executive, and Executive hereby accepts such employment, under and subject to all of the terms, conditions and provisions hereof, for a six month term commencing as of March 19, 2004, and ending on the close of business on September 18, 2004 (the "Employment Term"). At the end of the Employment Term, this Employment Agreement shall renew automatically for additional one-month periods unless either party delivers to the other party 30 days' prior written notice of such party's election that the Employment Term not be so renewed. If this Employment Agreement is extended in accordance with the preceding sentence, the "Employment Term" shall be extended until the end of the applicable extension period.

                  2. Duties. During the Employment Term, Executive will be employed as Millennium Cell's President and Chief Executive Officer. Executive shall be responsible for all duties customarily associated with his title, and be responsible for the general management of the business and operations of Millennium Cell. Executive shall report directly to the Chairman of the Board of Directors of Millennium Cell (or any individual director designated by such Chairman). Executive shall be allowed to devote time to other activities and employment; provided, that Executive shall devote a sufficient amount of time to Millennium Cell so as to be able to perform his duties under the above-mentioned title and shall make himself available after regular business hours (by telephone, e-mail and facsimile machine) and shall travel if and as necessary in order to conduct Millennium Cell's business and fully discharge Executive's responsibilities under this Employment Agreement.

                  3. Compensation; Fringe Benefits. As full consideration for the services provided by Executive hereunder, Executive shall be granted one hundred thousand (100,000) restricted shares of common stock, par value $.001 per share, of Millennium Cell, which restricted shares shall be subject to the vesting schedule, forfeiture events and other terms, conditions and restrictions set forth in this Employment Agreement and in that certain Restricted Stock Grant Agreement dated as of the date hereof (the "Grant Agreement") issued by Millennium Cell to Executive.

                  4. Termination. This Employment Agreement may be terminated by any party at any time for any reason. In the event of any termination of this Employment Agreement, Executive agrees, acknowledges and understands that he shall not be eligible for any severance payments except as set forth in the Grant Agreement.

                  5. No Solicitation of Employees. During the Employment Term, and for a period of one year after the expiration or earlier termination of this Employment Agreement, other than in the course of Executive's performance of his duties on behalf of Millennium Cell, Executive shall not for any reason, directly or indirectly, through another person or entity (i) induce or attempt to induce any officer, director, employee, contractor, consultant or advisor (collectively, "Personnel") of Millennium Cell or any of its Affiliates (as defined below) to end or terminate its relationship with Millennium Cell or such Affiliates, or in any way interfere with the relationship between Millennium Cell or any such Affiliates, on the one hand, and any of their Personnel, on the other hand, (ii) knowingly hire or assist a third party seeking to have any member of the Personnel of Millennium Cell or its Affiliates until six months after such individual's relationship with Millennium Cell and/or any Affiliate of Millennium Cell has been terminated or (iii) induce or attempt to induce any client, customer, supplier, vendor, licensee or other business relation of Millennium Cell or any of its Affiliates to cease doing business with Millennium Cell or its Affiliates, or in any way interfere with the relationship between any such client, customer, supplier, vendor, licensee or business relation, on the one hand, and Millennium Cell or any its Affiliates, on the other hand.
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                  6. Confidential Information. Executive recognizes and
acknowledges that Millennium Cell and its Affiliates' trade secrets and confidential or Proprietary Information (as defined below), including such trade secrets or information as may exist from time to time, and information as to the identity of customers of Millennium Cell and its Affiliates, and other similar items (collectively, "Confidential Information"), are valuable, special and unique assets of Millennium Cell's business, the access to and knowledge of which are essential to the performance of the duties of Executive hereunder. Executive will not, in whole or in part, disclose, at any time, either during or subsequent to his employment with Millennium Cell, such Confidential Information to any person, firm, corporation, limited liability company, partnership, association or any other entity for any reason or purpose whatsoever, except as required in connection with Executive's duties to Millennium Cell and except to Millennium Cell's Personnel and similar representatives who are aware of the confidential nature thereof and are bound by a duty of confidentiality with respect thereto, nor shall Executive make use of any such Confidential Information for his own purposes or for the benefit of any person, firm, corporation limited liability company, partnership, association or other entity (except Millennium Cell) under any circumstances; provided, however, that Executive may disclose (i) information in the public domain not as a result of a breach of this Employment Agreement, (ii) information lawfully received from a third party who had the right to disclose such information and was not violating an obligation to Millennium Cell in connection therewith and (iii) information, other than Proprietary Information, learned through Executive's own independent skill, knowledge, know-how and experience to whatever extent and in whatever way Executive wishes, in each case consistent with Executive's obligations under this Employment Agreement. In the event that Executive is requested or required (by oral questions, deposition, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose all or any part of any Confidential Information, Executive shall use reasonable efforts to provide Millennium Cell with prompt notice of such request or requirement so that Millennium Cell may seek an appropriate protective order or waive compliance with the provisions of this Employment Agreement, as well as notice of the terms and circumstances surrounding such request or requirement. In any such case, Executive shall discuss with Millennium Cell the advisability of pursuing any such order or other legal action or available steps to resist or narrow such request or requirement. If, failing the entry of a protective order or the receipt of a waiver hereunder, Executive is legally compelled to disclose Confidential Information, Executive may disclose that portion of the Confidential Information which Executive is legally compelled to disclose. In any event, Executive shall use reasonable efforts to cooperate with Millennium Cell's efforts to obtain and shall not oppose action by Millennium Cell to obtain, an appropriate protective order or other reliable assurance that confidential treatment will be accorded the disclosure of such information.

                  7. Ownership of Proprietary Information. Executive acknowledges and agrees that all information that has been created, discovered or developed by Millennium Cell, its subsidiaries, affiliates, licensors, licensees, successors or assigns (collectively, the "Affiliates") (including, without limitation, information relating to the development of Millennium Cell's business created, discovered, developed or made known to Millennium Cell or the Affiliates by the Executive during the Employment Term and information relating to Millennium Cell's customers, suppliers, consultants and licensees) and/or in which property rights have been assigned or otherwise conveyed to Millennium Cell or its Affiliates, shall be the sole property of Millennium Cell or its Affiliates, as applicable, and Millennium Cell or its applicable Affiliate, as the case may be, shall be the sole owner of all patents, patent rights, licenses and other proprietary rights in connection therewith, including, but not limited to, the right to file applications for statutory protection. All of the aforementioned information is hereinafter called "Proprietary Information". By way of illustration, but not limitation, Proprietary Information includes trade secrets, processes, discoveries, structures, inventions, designs, ideas, works of authorship, copyrightable works, trademarks, copyrights, formulas, data, know-how, show-how, improvements, inventions, product concepts, techniques, information or statistics contained in, or relating to, marketing plans, strategies, forecasts, blueprints, sketches, records, notes, devices, drawings, customer lists, patent applications, continuation applications, continuation-in-part applications, file wrapper continuation applications and divisional applications and information about Millennium Cell's or its Affiliates' Personnel and/or advisors (including, without limitation, the compensation, responsibility and performance of such Personnel).

                  8. Disclosure and Ownership of Inventions. (a) During the Employment Term, Executive agrees that he will promptly disclose to Millennium Cell, or any persons designated by Millennium Cell, any and all improvements, inventions, designs, ideas, works of authorship, copyrightable works, discoveries, trademarks, copyrights, trade secrets, formulas, processes, structures, product concepts, marketing plans, strategies, customer lists, techniques, blueprints, sketches, records, notes, devices, drawings, know-how, data, whether or not patentable, patent applications, continuation applications, continuation-in-part applications, file wrapper continuation applications and divisional applications (collectively hereinafter referred to as the "Inventions"), made or conceived or reduced to practice or learned by Executive, either alone or jointly with others, during the Employment Term.

                  (b) Executive agrees that all Inventions shall be the sole property of Millennium Cell to the maximum extent permitted by applicable law and to the extent permitted by law shall be "works made for hire" as that term is defined in the United States Copyright Act (17 USCA, Section 101). To the extent that any Inventions are not deemed "works made for hire", Executive hereby agrees to assign such Invention to Millennium Cell. Millennium Cell shall be the sole owner of all patents, copyrights, trademarks, trade secret rights and other intellectual property or other rights in connection therewith. Executive hereby agrees to assign to Millennium Cell all right, title and interest Executive may have or acquire in all Inventions. Executive further agrees to assist Millennium Cell in every proper way (but at Millennium Cell's expense) to obtain and from time to time enforce patents, copyrights, trademarks or other rights on said Inventions in any and all countries, and to that end Executive will execute all documents necessary:

                           (i) to apply for, obtain and vest in the name of
Millennium Cell alone (unless
Millennium Cell otherwise directs) letters patent, copyrights, trademarks or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

                           (ii) to defend any opposition proceedings in respect
of such applications and any
opposition proceedings or petitions or applications for revocation of such letters patent, copyright, trademark or other analogous protection.

                  (c) Executive's obligation to assist Millennium Cell in obtaining and enforcing patents, copyrights and trademarks for the Inventions in any and all countries shall continue beyond the Employment Term, but Millennium Cell agrees to compensate Executive at a reasonable rate after the expiration of the Employment Term for time actually spent by Executive at Millennium Cell's request in connection with such assistance.

                  9. Injunction. Executive agrees that his failure to perform the obligations provided by Sections 5, 6, 7 or 8 of this Employment Agreement will result in material irreparable injury to Millennium Cell for which there is no adequate remedy at law and that it will not be possible to measure damages for such injuries precisely. Accordingly, Executive agrees that if he breaches, or proposes to breach, any portion of Sections 5, 6, 7 or 8 of this Employment Agreement, Millennium Cell shall be entitled, in addition to all other remedies that it may have and without the posting of a bond or other security, to a temporary restraining order and/or an injunction, specific performance or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to Millennium Cell.

                  10. Acknowledgment; Enforceability. Executive has reviewed this Employment Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Employment Agreement and fully understands all provisions of this Employment Agreement. Executive hereby acknowledges that the type and periods of restriction imposed in the provisions of this Employment Agreement are fair and reasonable and are reasonably required for the protection of Millennium Cell's Proprietary Information, Confidential Information and the goodwill associated with Millennium Cell's business. Executive hereby further acknowledges that the provisions of this Employment Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any portion or provision of this Employment Agreement is to any extent declared illegal, invalid or unenforceable by a court of competent jurisdiction, then this Employment Agreement shall be deemed amended to modify or delete therefrom the portion thus declared illegal, invalid or unenforceable, and the remainder of this Employment Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal, invalid or unenforceable, will not be affected thereby, and each portion and provision of this Employment Agreement shall be valid and enforceable to the fullest extent permitted by law. In the event that any provision of this Employment Agreement is determined by any court of competent jurisdiction to be unenforceable by reason of excessive scope, geographic area, or temporal or functional coverage, such provision will be deemed to extend only over the maximum scope, geographic area or temporal and functional coverage as to which it may be enforceable, and the court shall revise the restriction contained herein to cover such maximum scope, geographic area and temporal and functional coverage. Any provision of this Employment Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  11. Notices. Any notice required to be given or delivered to Millennium Cell under the terms of this Employment Agreement shall be in writing and addressed to Millennium Cell at 1 Industrial Way West, Eatontown, New Jersey [GRAPHIC OMITTED]07724, Fax: 732-542-4010, Attention: Chairman of the Board, or to such other address as shall be provided in writing to Executive. Any notice required to be given or delivered to Executive shall be in writing and addressed to the most recent address of Executive, as set forth in the books and records of Millennium Cell. All notices shall be deemed effective upon personal delivery against receipt therefor; one day after being sent by Federal Express or similar overnight delivery; or three days after being mailed registered or certified mail, postage prepaid, and properly addressed to the party to be notified.


                  12. Entire Agreement. This Agreement and the Grant Agreement contain the entire understanding between the parties concerning the subject matter contained in herein and therein. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto, relating to the subject matter of this Employment Agreement, that are not fully expressed herein or therein.

                  13. Governing Law. This Employment Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to such State's conflict of laws doctrines).

                  14. Amendments and Waivers. The parties hereto may, by written agreement signed by the parties, modify any of the covenants or agreements or modify the time for the performance of any of the obligations contained in this Employment Agreement or in any document delivered pursuant to this Employment Agreement. Any party hereto may waive, by written instrument signed by such party, compliance by the other party, with any of the other party's obligations contained in this Employment Agreement.

                  15. No Waiver of Rights. No failure or delay on the part of any party in the exercise of any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude other or further exercise thereof or of any other right or power. The waiver by any party or parties hereto of a breach of any provision of this Employment Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder. All rights and remedies existing under this Employment Agreement are cumulative and are not exclusive of any rights or remedies otherwise available.

                  16. Submission to Jurisdiction. Any and all suits, legal actions or proceedings against any party hereto arising out of this Employment Agreement shall be brought in any United States federal court sitting in the State of York or any other court of appropriate jurisdiction sitting in the State of New York, as the party bringing such suit may elect in its sole discretion, and each party hereby submits to and accepts the exclusive jurisdiction of such courts for the purpose of such suit, legal action or proceeding, each party hereto waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail. Each party hereto hereby irrevocably waives any objection which it may now hereafter have to the laying of venue of such suit, legal action or proceeding in any such court and hereby further waives any claim that any such suit, legal action or proceeding brought in any such court has been brought in an inconvenient forum.

                  17. Counterparts. This Employment Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but both of which together shall constitute one and the same instrument.

                  18. Construction. Whenever used in this Employment Agreement, the singular number will include the plural, and the plural number will include the singular, and the masculine or neuter gender shall include the masculine, feminine or neuter gender. The headings of the Sections of this Employment Agreement have been inserted for purposes of convenience and shall not be used for interpretive purposes.

                  19. Successors. The rights and obligations of Millennium Cell under this Employment Agreement shall be transferable to any successor thereto. The rights and obligations of Executive under this Employment Agreement may only be assigned with the prior written consent of Millennium Cell.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Employment Agreement as of the day and year first set forth above.


                            /s/H. David Ramm
                            ------------------------------------------
                            H. David Ramm



                            MILLENNIUM CELL INC.


                            By: /s/G. Chris Andersen
                                ----------------------------------------
                                    Name:  G. Chris Andersen
                                    Title: Chairman of the Board